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EXHIBIT 10.4

                                 FIRST AMENDMENT
                                       TO
                                      LEASE

                  THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made and entered into as of August 8, 2008, by and between ARI BEN CORPORATION, a California corporation, ("Landlord"), and ALLERGY RESEARCH GROUP, a Florida corporation ("Tenant").

                                    RECITALS

         A. Landlord and Tenant entered into that certain Lease (the "Lease"), dated as of January 4, 2005, with respect to that certain parcel of land consisting of a building of approximately 29,821 square feet, which is commonly known as and located at 2300 North Loop Road, Alameda, California (the "Premises"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Lease.

         B. Landlord and Tenant desire to amend the Lease on the terms set forth herein.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                  1. AMENDMENT AND RESTATEMENT OF SECTION 19. Subject to any required approval of any mortgage-holder on the Premises, section 19 of the Lease is hereby amended by deleting it in its entirety and substituting the following therefor:

                  "19. ASSIGNMENT AND SUBLETTING. Tenant has the right to sublet all or any portion of the Premises without the consent of the Landlord, provided that Tenant shall remain liable to Landlord for the payment of rent due and to become due and the performance of all other obligations of Tenant hereunder and, provided further, that Tenant shall not sublet any portion of the Premises to any person who, in the course of their business, will bring Hazardous Substances onto the Premises without the Landlord's prior written consent. Tenant shall not assign this Lease or any interest therein without the prior written consent of the Landlord, which consent will not be unreasonably withheld. Notwithstanding the foregoing provision of this section, Tenant may assign this Lease, in whole or in part and without the consent of Landlord, to any corporation into or with which Tenant may be merged or consolidated or to any affiliate, subsidiary, parent or successor of Tenant. For purposes of this Lease, the term "HAZARDOUS SUBSTANCES" means any materials, substances, chemicals or wastes (including, but not limited to biologic agents or vectors, living or genetically modified materials, culture, serum, wastes or off spec products) that are listed, classified, regulated, or characterized as hazardous, biohazardous, toxic, dangerous, explosive, radioactive, reactive, infectious, contagious, bioaccumulative, special, or as a pollutant, contaminant or words of similar


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meaning or effect under Environmental Laws or would otherwise form the basis of liability under such Environmental Laws, including, but not limited to, asbestos, bloodborne pathogens, radiation and radioactive materials, polychlorinated biphenyls, petroleum and petroleum products and by-products, lead, pesticides, natural gas, nuclear fuel, bacteria or fungi and medical waste."

                  3. CONTINUING EFFECTIVENESS. The parties hereto agree that the Lease continues in full force and effect and, except as amended hereby, remains unamended and unmodified.

                  4. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one document.

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                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment as of the day and year first above written.

                                  LANDLORD:     ARI BEN CORPORATION,
                                                a California corporation


                                                By: /s/ Stephen A. Levine
                                                   ---------------------------
                                                Name: Stephen Levine, CFO



                                  TENANT:       ALLERGY RESEARCH GROUP, INC.,
                                                a Florida corporation


                                                By: /s/ Manfred Salomon
                                                   ---------------------------
                                                Name: Manfred Salomon, President




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